                                                                     EXHIBIT 4.2

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

No. B-1                                                             $500,000,000

CUSIP:
ISIN NUMBER:

                              The Home Depot, Inc.

                             Dated: March 24, 2006

                      5.40% Senior Note Due March 1, 2016

            The Home Depot, Inc., a Delaware corporation (the "Company"), for value received hereby promises to pay to Cede & Co. or registered assigns the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) at the Company's office or agency for said purpose in the City of New York, on March 1, 2016, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on March 1 and September 1 (each an "Interest Payment Date") of each year, commencing on September 1, 2006, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities of this series has been paid or duly provided for or, if no interest on the Securities of this series has been paid or duly provided for, from March 24, 2006. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the February 15 or August 15, as the case may be, preceding the relevant Interest Payment Date (the "Regular Record Date") whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder's last address as it appears on the Security Register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such holder prior to the relevant Regular Record Date and shall have appropriate facilities for such purpose. If and for so long as all of the Securities of this series are represented by Securities in global form, the principal of, premium, if any, and interest on this global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary.

            Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                              THE HOME DEPOT, INC.

                              By: _________________________________
                                  Name:   Carol B. Tome
                                  Title:  Executive Vice President,
                                          Chief Financial Officer

                              REVERSE OF SECURITY

                              The Home Depot, Inc.

                      5.40% Senior Note Due March 1, 2016

            This Security is one of a duly authorized issue of debt securities of the Company, issued or to be issued in one or more series pursuant to an indenture dated as of May 4, 2005 (the "Indenture"), duly executed and delivered by the Company to The Bank of New York Trust Company, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities of this series.

            This Security will bear interest until final Maturity at the rate per annum shown above. Interest will be computed on the basis of a 360-day year consisting of twelve months of 30 days each. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, at the same rate.

            In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing with respect to this series of Securities, the principal of all the outstanding Securities of this series may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate Principal Amount of the Securities of this series then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities of this series. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security of this series which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities of this series.

            The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities.

            Notwithstanding the foregoing, without the consent of any holder of Securities of this series, the Company and the Trustee may amend or supplement the Indenture or the Securities of this series to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities of this series in addition to or in place of certificated Securities of this series, to provide for the assumption of the Company's obligations to holders of Securities of this series in the case of a transaction described in Section 10.01 of the Indenture, to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee, to make any change that would provide any additional rights or benefits to the holders of Securities of this series or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act.

            No reference herein to the Indenture and no provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

            The Securities of this series are issuable only as registered Securities without coupons in denominations of $2,000 and any multiple of $1,000.

            At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture and this Security, Securities of this series may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations.

            Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of this series of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            The Securities of this series are redeemable in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 60 days' prior notice mailed to the holders of the Securities, at a redemption price equal to the greater of (i) 100% of the principal amount of the Security to be redeemed and (ii) the sum of the present values of the remaining scheduled payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points together in either case with accrued interest on the principal amount being redeemed to the redemption date.

            "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

            "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Notes" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Quotations obtained.

            "Reference Treasury Dealer" means Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company, except that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall be required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

            On and after any redemption date, interest will cease to accrue on the Securities called for redemption. Prior to any redemption date, the Company shall be required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on such date. If the Company is redeeming less than all the Securities, the Trustee must select the Notes to be redeemed by such method as the Trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part). In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

            The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company, the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon and for all other purposes, and none of the Company, the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

            The Securities of this series are subject to defeasance as described in the Indenture.

            No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            The Indenture is hereby incorporated by the reference and, to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control. Terms used but not defined herein have the meanings assigned to such terms in the Indenture.

            This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK TRUST
                                        COMPANY, N.A.,
                                        as Trustee

                                   By: __________________________________
                                            Authorized Signatory

                            [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

            Insert Taxpayer Identification No.

            Please print or typewrite name and address including zip code of assignee of the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________ to transfer said Security on the books of the Company with full power of substitution in the premises.

_______________________________
By:
Date:

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

               Amount of decrease in       Amount of increase in       Principal Amount of this       Signature of authorized
Date of       Principal Amount of this    Principal Amount of this     Global Security following        officer of Trustee or
Exchange          Global Security             Global Security          such decrease or increase        Securities Custodian
--------          ---------------             ---------------          -------------------------        --------------------